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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2002, except as to Note 15 for which the date is March 5, 2002, relating to the consolidated financial statements of ScanSoft, Inc. and our report dated February 11, 2002 relating to the financial statement schedule of ScanSoft, Inc., which appear in this Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 18, 2002


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